                                                                    EXHIBIT 5(b)

                          POTTER ANDERSON & CORROON LLP

                            1313 NORTH MARKET STREET
                                  P.O. BOX 951
                         WILMINGTON, DELAWARE 19899-0951

                                  302 984-6000
                                302 658-1192 FAX
                               www.pacdelaware.com




                                 June 10, 2002

To Each of the Persons Listed
on Schedule I Attached Hereto

         RE:  ANADARKO PETROLEUM CAPITAL TRUST I

Ladies and Gentlemen:

         We have acted as special Delaware counsel for Anadarko Petroleum Capital Trust I, a Delaware business trust (the "Trust") in connection with the proposed issuance of its preferred securities (the "Preferred Securities"). For purposes of giving the opinions hereinafter set forth, we have examined only the following documents and have conducted no independent factual investigations of our own:

         1. The Certificate of Trust for the Trust, dated as of February 9, 2001 (the "Certificate"), as filed in the Office of the Secretary of State of the State of Delaware (the "Secretary of State") on February 9, 2001;

         2. The Corrected Certificate of Trust for the Trust, dated as of February 26, 2001 as filed in the Office of the Secretary of State on February 26, 2001;

         3. The original Declaration of Trust of the Trust dated as of February 9, 2001 by and among Anadarko Petroleum Corporation, as Sponsor, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein (the "Original Declaration");

         4. The Form S-3 Registration Statement, dated as of April 16, 2002, relating to the distribution of Preferred Securities under specified Rules of the Securities Act of 1933, as amended (the "Registration Statement"); and

         5. A Certificate of Good Standing for the Trust, dated April 16, 2002, obtained from the Secretary of State.

To each of the persons on
Schedule I attached hereto
June 10, 2002
Page 2


         As to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents examined by us.

         Based upon the foregoing, and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

         1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C. Sections 3801 et seq. (the "Business Trust Act"), and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

         2. When and if (a) a declaration amending and restating the Original Declaration (the "Declaration") has been duly authorized, executed and delivered by each of the parties thereto (including without limitation all of the parties to the Original Declaration), which Declaration sets forth the terms of the Preferred Securities, and otherwise complies in all respects with the Business Trust Act, and (b) appropriate action has been taken to duly authorize the issuance and fix the terms of the Preferred Securities under the Declaration, and, subject to the other qualifications set forth herein (including, without limitation, paragraph 3 below), the Preferred Securities will have been duly authorized by the Declaration, and when the Preferred Securities with the terms so fixed shall have been duly and validly issued and sold in accordance with the Declaration and the Registration Statement, and in a manner consistent therewith (including, without limitation and if applicable, due execution and authentication thereof under the Declaration), such Preferred Securities will represent validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust.

         3. When and if the actions referred to in paragraph 2 have occurred and assuming that the Declaration does not otherwise provide, the holders of Preferred Securities, as beneficial owners of Preferred Securities of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, except that the holders of Preferred Securities may be obligated to the extent provided in the Declaration to, among other things that may be so stated in the Declaration, (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of certificates representing Preferred Securities, if any, and the issuance of replacement certificates representing Preferred Securities, and (b) provide security or indemnity in connection with requests of or directions to the Trustees to exercise their rights and powers under the Declaration.

To each of the persons on
Schedule I attached hereto
June 10, 2002
Page 3



         All of the foregoing opinions contained herein are subject to the following assumptions, qualifications, limitations and exceptions:

                  a. The foregoing opinions are limited to the laws of the State of Delaware presently in effect, excluding the securities laws thereof. We have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.

                  b. We have assumed the due execution and delivery by each party listed as a party to each document examined by us. We have assumed further the due authorization by each party thereto (exclusive of the Administrative Trustees) of each document examined by us, and that each of such parties has, or, in the case of the Declaration, will have, the full power, authority, and legal right to execute, deliver and perform each such document. We also have assumed that each of the parties (exclusive of the Trust and the Administrative Trustees) (x) to the Original Declaration is, and (y) to the Declaration will remain, a corporation, bank, national banking association, business trust or trust company, validly existing and in good standing under the laws of their respective jurisdictions of organization and that the documents to which they are a party do not, and will not, (i) result in the breach of the terms of, and do not, and will not, contravene their respective constituent documents, any contractual restriction binding on them or any law, rule or regulation applicable to them, or (ii) require under any law, statute, rule, or regulation any filing with, or any approval or consent of, any governmental authority. In addition, we have assumed the legal capacity of any natural persons who are parties to any of the documents examined by us.

                  c. We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform with the originals.

                  d. We have assumed that the Original Declaration does, and the Original Declaration and the Declaration will, constitute the entire agreement among each of the respective parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, dissolution and winding up of the Trust.

                  e. We have assumed that the Preferred Securities will be issued in accordance with the Declaration and the Registration Statement. We have assumed further that the terms of the Declaration will provide that the Preferred Securities are undivided beneficial interests in the assets of the Trust.

                  f. We note that we do not assume responsibility for the contents of the Registration Statement.

To each of the persons on
Schedule I attached hereto
June 10, 2002
Page 4


                  g. Except as expressly set forth in the opinions above, we express no opinion on any documents or agreements referred to, or incorporated by reference into, the Original Declaration, the Declaration or the Registration Statement.

         This opinion is rendered solely for your benefit and for the benefit of prospective purchasers of the Preferred Securities in connection with the matters set forth herein and, without our prior written consent, may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose. Andrews and Kurth L.L.P. may rely on this opinion in connection with the matters set forth herein for its opinions delivered on even date herewith.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       /s/ POTTER ANDERSON & CORROON LLP

                                   Schedule I




Anadarko Petroleum Corporation

Anadarko Petroleum Capital Trust I